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                                                              EXHIBIT 10(iii)(e)

                DEFERRED COMPENSATION AND ESTATE SUPPLEMENT PLAN

                     As Approved by the Board of Directors
                                August 23, 1979
                            (Amended April 28, 1983)
                            (Amended July 28, 1983)
                            (Amended April 26, 1984)
                           (Amended October 25, 1984)
                            (Amended July 24, 1986)
                           (Amended October 27, 1988)
                           (Amended January 26, 1989)
                           (Amended October 1, 1994)
                           (Amended October 27, 1994)


SECTION 1.  ESTABLISHMENT AND PURPOSE

     The Martin Marietta Corporation Deferred Compensation and Estate Supplement Plan is established effective September 1, 1979, for senior executive personnel. It is intended to provide a means for attracting and retaining, until retirement, capable individuals as executive employees of the Corporation. It is further intended to encourage executives to voluntarily retire from key executive positions no later than age 65 to enhance advancement opportunities within the Corporation, and thereby make employment by the Corporation more attractive.

SECTION 2.  DEFINITIONS

     The following terms, as used herein, shall have the following meanings:

     "Board of Directors" means the Board of Directors of Martin Marietta Corporation as it may be comprised from time to time.

     "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

     "Corporation" means Martin Marietta Corporation including its affiliates and subsidiaries.

     "Employee" means a person employed by the Corporation in a full-time basis.

     "Participant" means an Employee who, as of the effective date of this Plan, is employed in a position which is included in the group listed in Addendum A to this Plan or an Employee who, subsequent to the effective date of this Plan, is employed in a position which is included in the group listed in Addendum A to this Plan and who has been recommended by the Compensation Committee and approved by the Board of Directors for participation as provided in Section 3.

     "Plan" means the Martin Marietta Corporation Deferred Compensation and Estate Supplement Plan, as in effect at any time.
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     "Designated Benefit" means the amount shown on Addendum A for the position held by the Participant.

     "Voluntary Resignation" means severance from employment in order to accept full-time employment in a comparable position with another employer, whether or not the Participant applied for immediate early retirement under the applicable employee pension plan.

SECTION 3.  ELIGIBILITY AND PARTICIPATION

     3.1 Participation in the Plan shall be at the sole discretion of the Board of Directors and shall be limited to Employees who are employed in positions which are listed in Addendum A to the Plan, which shall be part of the Plan.
The initial Participants in the Plan shall be those Employees who hold the positions listed in Addendum A on the effective date of the Plan. Subsequent Participants shall be those Employees who hold the positions listed in Addendum A and who shall have been individually approved for participation at the sole discretion of the Board of Directors.

     3.2 From time to time, the Chief Executive Officer shall recommend eligible Employees to the Compensation Committee of the Board of Directors for their review, comments, and recommendations as to participation in the Plan. Recommendations of the Compensation Committee will be forwarded to the Board of Directors for approval.

     3.3 An employee who is assigned to a qualifying position and approved as a Participant by the Board of Directors shall generally be deemed to have been approved for participation as of the date the employee was first assigned to a qualifying position, but not earlier than September 1, 1979. Final determination of effective dates shall be subject to approval by the Board of Directors.

     3.4 Participants in the Plan as it was structured prior to this amendment will be eligible for the benefit as provided for by the provisions of the Plan prior to this amendment or as provided for including this amendment dated January 26, 1989, whichever is greater.

     3.5 Eligibility for payment of benefits from the Plan shall be determined in accordance with and subject to the terms hereof.

     3.6 To be eligible to receive deferred income payments upon retirement, a Participant, whose eligibility commences on or after January 1, 1989, must have one full year of participation in this Plan with a total of five years or more as a Martin Marietta employee and retire no earlier than the first day of the month coinciding with or next following attainment of age 56, and no later than the first day of the month coinciding with or next following attainment of age 65, unless a later retirement age is specifically approved for a Participant by the Board

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of Directors.  The five year Martin Marietta service and one year Participant qualifying periods are waived in the case of a Participant who dies prior to retirement and while still actively employed in a position listed on Addendum A, or at the discretion of the Chairman of the Board.

     3.7 A Participant who retires prior to age 56, or is discharged for cause, or continues employment beyond age 65, or who separates from employment by reason of Voluntary Resignation, shall cease to be a Participant under this Plan and no benefits shall be payable from this Plan unless specifically authorized by the Board of Directors.

SECTION 4.  PAYMENT AND DURATION OF BENEFITS

     4.1 In the event that a Participant shall simultaneously hold more than one position listed in Addendum A, only the higher of the Designated Benefit amounts, for which participation has been approved shall be payable.

     4.2 In the event a Participant shall be transferred to a position listed in Addendum A with a higher Designated Benefit, the Participant shall retain the Designated Benefit amount previously approved by the Board unless participation at the higher level is approved by the Board of Directors. Upon approval at the higher level, participation shall be at the higher Designated Benefit level.
All prior years will be adjusted to that higher level after the Participant has completed one full year at that level or at the discretion of the Board of Directors.

     4.3 Unless otherwise determined by the Board of Directors, if a Participant is transferred to another covered position listed in Addendum A with a lower Designated Benefit, the higher Designated Benefit of the previous position may remain in effect while the Participant is assigned to a covered position listed in Addendum A with a lower Designated Benefit unless the Board of Directors specifically effects the lower Designated Benefit, in which case, the Participant shall retain the prior years of credit at the higher level and the year of transition will be prorated in months at the appropriate levels.

     4.4 A Participant who retires during the period beginning with the first day of the month coinciding with or next following attainment of age 62, and ending on the first day of the month coinciding with or next following attainment of age 65, unless a later retirement date is specifically approved for the Participant by the Board of Directors, and has a minimum of ten years as a Participant in the Plan shall be eligible for a benefit payment from this Plan as follows:

     (a) The total benefit payable shall be the Designated Benefit, provided (i) this is the highest level which has been attained, (ii) participation at this level has been approved by the Board of Directors, and (iii) the Participant has completed

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     at least one full year of participation at this level; or,

     (b) Should a Participant be transferred to a position with a higher Designated Benefit, such higher benefit level being approved by the Board of Directors, and retire prior to completion of one full year at the higher level, the benefit payment will be prorated based on participation at various Designated Benefit levels. To calculate the total benefit payable under the Plan, a benefit amount shall be calculated for each full year as a Participant at the lower level by multiplying 10% times the Designated Benefit for the lower level. In the year where the Designated Benefit was changed to the higher level by the Board of Directors, the benefit amount for that year will be prorated based on the number of months in the Plan at each level. The maximum total benefit payable shall be the sum of the highest full years as calculated above limited to ten years; or

     (c) Should a Participant be transferred to a position with a lower Designated Benefit, such lower benefit level being approved by the Board of Directors, the benefit payment will be prorated based on participation at various Designated Benefit levels. To calculate the total benefit payable under the Plan, a benefit amount shall be calculated for each full year as a Participant at the higher level by multiplying 10% times the Designated Benefit for the higher level and for each full year at the lower level by multiplying 10% times the Designated Benefit for the lower level. In the year where the Designated Benefit was changed to the lower level by the Board of Directors, the benefit amount for that year will be prorated based on the number of months in the Plan at each level. The maximum total benefit payable shall be limited to the sum of the highest full years as calculated above limited to ten years.

     4.5 A Participant age 56 or greater with a minimum of one full year participation in the Plan and a total of five or more years as a Martin Marietta employee, (unless such minimum participation requirements are waived in accordance with the provisions of Section 3.6), may elect to receive a reduced benefit upon retirement provided however such retirement shall be on or before the first day of the month coinciding with or next following attainment of age 65, unless a later retirement date is specifically approved for the Participant by the Board of Directors. The total benefit payable shall be the amount calculated as provided in Section 4.4 above, provided that a Participant who falls into a category consistent with Section 4.4(a) except as to age or years of service, shall first multiply the Designated Benefit by a fraction, the numerator of which is the number of full years completed as a Participant (limited to a maximum of ten) and the denominator of which is ten years, multiplied times the percentage set forth in the table below for the Participant's age at retirement.

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


     Age When Employment Ends            Percent of Total
     and Benefit Payment Begins:         Benefit Payable:
     -----------------------------       --------------------
          55 years or less                    Zero
          56 years                             15%
          57 years                             30%
          58 years                             45%
          59 years                             60%
          60 years                             75%
          61 years                             90%
          62 to 65 years                      100%
          65 years or more                    Zero*

     * If employment continues beyond the first day of the month following the attainment of age 65, and is specifically approved by the Board of Directors, the applicable percentage is 100%.

     4.6 A Participant who is transferred to a position not listed in Addendum A but continues in the employment of the Corporation shall cease participation in this Plan as of the date of such transfer, and the benefit payable, if any, upon his actual retirement date (or date of death) shall be calculated as if he retired early on the date of his transfer.

     4.7 If a Participant dies prior to retirement and while still actively employed by the Corporation in a position listed in Addendum A, the full amount to which such Participant would be entitled at age 65 with ten years as a Participant will be payable to the Participant's beneficiary(ies). This benefit amount will be payable under the same terms and conditions as the benefit payable to a beneficiary upon death of the Participant after retirement as provided in Section 5 below, and as if the Participant retired with the full benefit on the first of the month coinciding with or next following the date of his death.

     4.8 The total benefit payable to a participant shall be determined on the basis of the Plan as in effect on the date of commencement of benefits. The total benefit amount shall be payable over a ten-year period following retirement in equal, annual installments with one tenth (1/10th) of the total payable each year. The first payment shall be on the first day of the month coinciding with or next following the Participant's retirement in accordance with Section 3.6. Subsequent installments shall be payable on the anniversary date of the initial payment.

     4.9 (a) In the event of a Change of Control of the Corporation, the Participant's Designated Benefit shall become immediately payable. Notwithstanding the preceding sentence and subject to Section 4.9(e), the amount payable shall be limited to the Safe Harbor Amount, less $1.00. For this purpose the Safe Harbor Amount shall be an amount equal to three times

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the Participant's base amount, as defined by Section 280G of the Internal
Revenue Code of 1986, as amended, less all other amounts which are counted for purposes of calculating the Safe Harbor Amount under Section 280G by reason of the provisions of the 1979 and 1984 Stock Option Plans for Key Employees.

     For purposes of this Section, a "Change of Control" shall mean a change of control of the Corporation that shall be deemed to have occurred, if and when, without the affirmative vote of two-thirds of the Continuing Directors (as that term is hereinafter defined,

     (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation's then outstanding securities; or

     (ii) during any calendar year, individuals who at the beginning of such period were members of the Board of Directors of the Corporation cease as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, to constitute at least 75% thereof.

     The provisions of this Section may not be amended after the occurrence of a Change of Control.

     (b) In the event that a transaction occurs that would be a change of control under Section 4.9(a) but for the fact that the transaction was approved by the affirmative vote of two-thirds of the Continuing Directors (as that term is hereinafter defined), a Participant who is currently serving in a position on Addendum A (as attached herein) shall be entitled to receive the present value of his benefit earned to date (as hereinafter defined). Such present value shall be determined in accordance with reasonable actuarial practices, but in no event shall be less than the present value of the benefit that would have been payable had the participant retired early on September 30, 1994. In the case of a retired Participant, the Participant's Designated Benefit shall become immediately payable.

     (c) For the purposes of this Section,

     (i) the term "Continuing Directors" shall mean a director who either (x) was a member of the Board of Directors of the Corporation immediately prior to the Change of Control (or transaction); or (y) was designated (before his or her election as director) as a Continuing Director by a majority of the then Continuing Directors.

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     (ii) the term "benefit earned to date" shall mean the Participant's
     Designated Benefit multiplied by a fraction, the numerator of which is the Participant's years of participation in the Plan prior to the transaction (rounded to the next highest number if not whole years) and the denominator of which is ten.

     (d) Upon payment of all Participants' benefits in accordance with Sections
(a) or (b) above, the Plan shall terminate.

     (e) Notwithstanding anything herein to the contrary, payments under this Section shall be paid to the Participant in a single lump sum as soon as practical after the transaction or on a deferred basis upon a determination by the Compensation Committee that such deferral is in the best interests of the Corporation.

SECTION 5.  COMMENCEMENT AND DURATION OF BENEFITS

     5.1 A written designation of beneficiary(ies) and contingent beneficiary(ies) may be made by the Participant with the Compensation Committee of the Board of Directors and changed from time to time by written notice to the Corporate Secretary.

     5.2 The benefit amount determined under Section 4 shall be payable as determined in Section 4.8, in a level amount, in ten equal, annual installments to the Participant during the Participant's lifetime with the provision that if such Participant shall die after retirement and before ten annual payments have been made, such payments shall continue for the remainder of such ten-year period to (i) the beneficiary(ies) of the Participant, or (ii) if the beneficiary(ies) does not survive the Participant, or does survive the Participant but does not survive the ten-year period and there is no surviving contingent beneficiary(ies), any remaining payments shall be made, unless the Participant provided otherwise, to the estate(s) of the Participant.

     5.3 In the event that a Participant has not named a beneficiary under this Plan and shall die after retirement and before ten annual payments have been made, the remaining payments shall be made to the beneficiary(ies) designated under the Group Life Insurance Plan for Salaried Employees or if no beneficiary(ies) has been designated under the latter Plan, or if such beneficiary(ies) has predeceased the Participant any remaining payments shall be made to the Participant's estate. In no event shall payment of the benefit from this Plan extend beyond ten annual payments.

     5.4 Any amount required to be withheld under applicable federal, state, or local income tax or other laws, shall be withheld and any payment from this Plan shall be reduced by the amount so withheld.

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     5.5  Any payments under this Plan shall be made from the general funds of the Corporation. No assets of the Corporation shall be segregated or earmarked to represent any liability for benefits hereunder.

SECTION 6.  AMENDMENT AND TERMINATION

     The Compensation Committee may, from time to time, recommend to the Board of Directors amendments to the Plan or to Addendum A attached hereto, except that the Chairman of the Board is authorized to modify Addendum A, from time to time, to reflect changes in the organizational nomenclature and to include any other Senior Executive position which may be created for a specified period of time to reflect the Corporation's succession planning for a Senior Executive position already included in Addendum A., and to report periodically such changes to the Board of Directors. The Board of Directors may terminate the Plan or amend the Plan or Addendum A attached hereto, in any respect and at any time; provided, however, that no such amendment or termination shall have the effect of reducing benefits then being paid to or on behalf of, or which may thereafter become payable to or on behalf of, any retired Participant, or of reducing the calculation of the benefit amount of any active Participant to a level lower than that which would have been payable had such Participant retired early on the day prior to the effective date of such amendment or termination.

     Amendments to the Plan will not be applicable to Plan Participants who have retired or otherwise ceased to be active Participants prior to the effective date of such amendments.

SECTION 7.  ADMINISTRATION AND CLAIM REVIEW PROCEDURE

     7.1 This Plan shall be administered by the Compensation Committee of the Board of Directors under the bylaws of the Corporation.

     7.2 Any Participant or beneficiary whose written claim for benefits under the Plan is denied shall be furnished a written notice of denial of claim by the Chairman of the Compensation Committee within a reasonable period of time after receipt of the claim. Within sixty days after receipt of a notice of denial of claim, a Participant or beneficiary may request a review of the claim by the Compensation Committee as a whole upon written application to the Secretary of the Corporation.

     7.3 The Compensation Committee shall conduct a full and fair review of a denial of claim when so requested and shall render a decision as promptly as possible, but no later than one hundred and twenty days after receipt of a request for review. Any decision by the Compensation Committee concerning a review of a denial of claim shall be furnished to the Participant in writing by the Secretary of the Corporation.

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     7.4  A decision by the Board of Directors or any duly constituted Committee to which the Board has delegated its authority with respect to any matter pertaining to the Plan shall be conclusive and binding on all interested parties.

SECTION 8.  GENERAL PROVISIONS

     8.1 Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Corporation or to remain in any of the positions listed in Addendum A or affect the right of the Corporation to terminate any Participant's employment with or without cause.

     8.2 No right or interest of any person entitled to a benefit under the Plan shall be subject to voluntary or involuntary alienation, assignment, or transfer of any kind.

     8.3 This Plan shall be construed and administered in accordance with the laws of the State of Maryland.

SECTION 9.  TERMINATION OF BENEFITS IN CERTAIN CASES

     If, following the date on which a Participant shall be qualified to receive benefits under the Plan, the Board of Directors shall reasonably find that a Participant, without the prior written consent of the Board of Directors, is engaged in the operation or management of a business, whether as owner, controlling stockholder, partner, director, officer, employee, consultant, or otherwise, which at such time is in competition with the Corporation or any of its subsidiaries or affiliates, or has disclosed to unauthorized persons information relative to the business of the Corporation or any of its subsidiaries or affiliates which the Participant shall have had reason to believe is confidential, or shall be found by the Board of Directors to have committed an act during or after the term of the Participant's employment which would have justified the Participant being discharged for cause, all benefits to which such Participant shall otherwise be entitled under this Plan shall terminate. This section shall be uniformly applied to Participants similarly situated.


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